UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

Investors Capital Holdings, Ltd. (Exact name of registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

230 Broadway East Lynnfield, MA 01940 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2010 the Registrant issued a news release, a copy of which is set forth in Exhibit 2.02 hereto, announcing financial results for the Registrant for the fiscal quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd. By /s/ Timothy B. Murphy Timothy B. Murphy, Chief Executive Officer

Date: November 17, 2010

Exhibit 2.02

FOR IMMEDIATE RELEASE

Contact:
Robert Foney, Chief Marketing Officer
781.477.4814
rfoney@investorscapital.com
www.investorscapital.com

Investors Capital Holdings Q2 Revenues Rise 7.9%
CEO Murphy likes firm’s strong positioning, growth, and stability

Lynnfield, Mass. (November 12, 2010) – Investors Capital Holdings, Ltd. (NYSE Amex: ICH, “the Company”), a financial services holding company, posted second quarter total revenue of $20.43 million for the period ended September 30, 2010 (“the quarter”) compared to total revenue of $18.94 million for the quarter ended September 30, 2009 (“prior period”). The Company operates primarily through its wholly-owned subsidiary, Investors Capital Corporation (“ICC”), a dually registered broker-dealer and investment advisory firm.

Total revenue for the quarter grew by $1.49 million, or 7.9%, compared to the prior period. The increase is due primarily to a rise in commissionable revenues as markets continue to rebound from the recent recession. Commission revenue, which accounts for 81.8% of total revenue, increased 8.8% to $16.72 million. Advisory fees, which account for 15.1% of total revenue, grew 7.6% to $3.09 million. The rise in advisory revenue reflects growth in market asset values, as well as new investment contributions.

“We are pleased to see continued growth in revenues generated by our registered representatives, particularly in our advisory platforms,” said Timothy B. Murphy, the Company’s President and CEO. “Ours is a service business, and by keeping the delivery of 5-star service every day to our advisors forefront in all that we do, our revenue, profitability, and recruiting goals become achievable.”

At quarter end, the firm’s net capital position remained stable at $2.72 million for the quarter (an excess of $2.22 million) with a net capital ratio of 2.78:1. The SEC Uniform Net Capital Rule (Rule 15c3-1) requires that Investors Capital maintain net capital of $100,000 and a ratio of specified aggregate indebtedness to net capital (a “net capital ratio”) not to exceed 15 to 1.

Investors Capital continues to benefit from improving the overall quality of its representatives, a key component of the Company’s strategy for achieving growth in revenues and net income. The firm seeks to continually improve the quality of its representatives by helping them improve their skills and practices, recruiting established, high-quality representatives, and terminating low-quality advisors. The firm’s average revenue per representative, based on a rolling 12-month period, rose again in the second quarter to $140,440, an increase of 24.8% over $112,519 for the prior period.

Total expenses increased by $2.54 million, or 13.7%, principally as a result of increases in commissions and advisory fees paid to representatives; compensation; and regulatory, legal, and professional fees. Increases in reserves for estimated legal and regulatory settlements, including recent estimated settlements with the Massachusetts Securities Division, were a significant factor in the Company posting a net loss of $0.64 million for the quarter compared to net income of $0.21 million for the prior period.

“We settled a regulatory matter with the State that greatly impacted our earnings this quarter,” said Murphy. “We are pleased to have this issue resolved; and we look forward to pursuing profitability going forward.”

Adjusted EBITDA was $0.48 million loss for the quarter compared to $0.59 million for the prior period, due primarily to increased operating expenses. Adjusted EBITDA, a non-GAAP financial measure described below, is a key metric utilized by the firm in evaluating its financial performance.

About Investors Capital Holdings, Ltd.:

Investors Capital Holdings, Ltd. (NYSE Amex: ICH) of Lynnfield, Massachusetts is a financial services holding company that operates primarily through its independent broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Our mission is to provide premier 5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Certain statements contained in this press release that are not historical fact may be deemed to be forward-looking statements under federal securities laws. There are many factors that could cause our future actual results to differ materially from those suggested by or forecast in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, interest rate fluctuations, regulatory changes affecting the financial services industry, competitive factors effecting demand for our services, availability of funding, and other risks including those identified in the Company’s Securities and Exchange Commission filings.

Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, Massachusetts 01940, Distributor.

# # #

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2010	March 31, 2010
Assets
Current Assets
Cash and cash equivalents	$ 6,242,404	$ 5,812,865
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	4,858,612	6,042,188
Note receivable - (current)	34,299	140,598
Loans receivable from registered representatives (current), net of allowance	725,070	769,263
Prepaid income taxes	-	559,007
Securities owned at fair value	25,711	57,933
Investments	50,000	50,000
Prepaid expenses	975,571	957,674
	13,086,667	14,564,528

Property and equipment, net	624,402	774,182

Long Term Investments
Accounts Receivable	330,000	-
Loans receivable from registered representatives	298,263	292,884
Note receivable	595,000	595,000
Investments	191,078	184,319
Non-qualified deferred compensation investment	921,607	929,897
Cash surrender value life insurance policies	586,116	551,398
	2,922,064	2,553,498
Other Assets
Other assets	13,728	25,069
Deferred tax asset, net	1,312,540	838,773
Capitalized software, net	122,277	138,497
	1,448,545	1,002,339

TOTAL ASSETS	$ 18,081,678	$ 18,894,547

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 1,192,538	$ 817,761
Accrued expenses	2,439,284	2,358,656
Notes payable	341,626	1,130,922
Commissions payable	3,298,135	3,488,415
Income Taxes Payable	20,187	-
Unearned revenues	199,947	101,931
Securities sold, not yet purchased, at fair value	855	5,693
	7,492,572	7,903,378
Long-Term Liabilities
Non-qualified deferred compensation plan	951,806	793,735
	951,806	793,735

Total liabilities	8,444,378	8,697,113

Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized;
6,625,016 issued and 6,621,131 outstanding at September 30, 2010;
6,570,177 issued and 6,566,292 outstanding at March 31, 2009	66,250	65,958
Additional paid-in capital	12,183,944	12,095,862
Accumulated deficit	(2,618,555)	(1,964,084)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Accumulated other comprehensive income	35,796	29,833
Total stockholders' equity	9,637,300	10,197,434

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 18,081,678	$ 18,894,547

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

	2010	2009
Revenue:
	$ 16,715,60	$ 15,357,927
Commissions	9
Advisory fees	3,090,414	2,871,553
Other fee income	143,364	106,661
Other revenue	481,177	599,658
Total revenue	20,430,564	18,935,799

Expenses:
Commissions and advisory fees	16,098,685	14,348,474
Compensation and benefits	2,040,010	1,817,574
Regulatory, legal and professional services	1,315,436	511,359
Brokerage, clearing and exchange fees	497,837	673,784
Technology and communications	322,141	294,069
Marketing and promotion	302,805	275,900
Occupancy and equipment	213,444	210,591
Other administrative	256,052	369,114
Interest	4,241	6,034
Total operating expenses	21,050,651	18,506,899

Operating (loss) income	(620,087)	428,900

Provision for income taxes	23,594	222,202

Net (loss) income	$ (643,681)	$ 206,698

Basic and diluted net (loss) income per share	$ (0.10)	$ 0.03

Basic dividends per common share	$ -	$ -

Shares used in basic and diluted per share calculations	6,523,675	6,499,394

Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted by eliminating other non-cash expense, gains or losses on sales of assets, and various non-recurring items (“adjusted EBITDA”), is a key metric we use in evaluating our financial performance. Adjusted EBITDA eliminates items that we believe are not part of our core operations, are non-recurring items of revenue or expense, or do not involve a cash outlay, such as stock-related compensation. We consider adjusted EBITDA important in monitoring and evaluating our financial performance on a consistent basis across various periods. We also use adjusted EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions.

Adjusted EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, important GAAP financial measures including pre-tax income, net income and cash flows from operating activities. Items excluded from adjusted EBITDA are significant and necessary components to the operations of our business; therefore, adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Adjusted EBITDA may be reconciled with net income (loss) as follows:

	Quarters Ended September 30,
	2010	2009

Adjusted EBITDA:	$ (484,499)	$ 590,964

Adjustments to GAAP Net income (loss):
Income tax benefit	-	80,337
Interest expense	(4,241)	(6,034)
Income tax expense	(23,594)	(302,539)
Depreciation and amortization	(89,360)	(87,858)
Non-cash compensation	(41,987)	(68,174)

Net (loss) income	$ (643,681)	$ 206,696